Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Omnicom Group, Inc. of our report dated February 20, 2025, relating to the financial statements of The Interpublic Group of Companies, Inc., which appears in Exhibit 99.2 of Omnicom Group Inc.’s Current Report on Form 8-K dated November 26, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
December 3, 2025